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                      EIGHTH AMENDMENT TO CREDIT AGREEMENT

                  EIGHTH AMENDMENT TO CREDIT AGREEMENT, dated as of June 1, 1996 (this "Amendment"), to the Revolving Credit, Factoring and Security Agreement, dated as of September 20, 1993, as amended by letter agreement Re: Amendment to Credit Agreement with respect to the Mississippi Property, dated June 14, 1994 (the "First Amendment") and by letter agreement Re: Amendment to Credit Agreement with respect to Additional Guarantors, dated August 24, 1994 (the "Second Amendment"), and by the Third Amendment to Credit Agreement, dated as of February 28, 1995 (the "Third Amendment"), and by the Fourth Amendment to Credit Agreement, dated as of March 1, 1995 (the "Fourth Amendment"), and by the Fifth Amendment to Credit Agreement, dated as of June 28, 1995 (the "Fifth Amendment") and by the Sixth Amendment to Credit Agreement, dated as of August 15, 1995 (the "Sixth Amendment") and by the Seventh Amendment to Credit Agreement, dated as of March 27, 1996 (the "Seventh Amendment") (as so amended, and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), between THE CIT GROUP/COMMERCIAL SERVICES, INC. ("Lender") and SALANT CORPORATION ("Borrower").


                               W I T N E S S E T H


          WHEREAS, Lender and Borrower are parties to the Credit Agreement;

                  WHEREAS, Borrower has requested Lender to amend the Credit Agreement (i) to finance rather than factor, as is now the case, Borrower's uunts arising from sales through its Perry Ellis division, and (ii) to factor on a non-notification basis rather than on a notification basis, as is now the case, Borrower's Accounts arising from sales through its Fashion Shirt Group division and its Salant Accessories division; and

                  WHEREAS, Lender is willing to make such amendments to the Credit Agreement upon the terms and subject to the conditions set forth in this Amendment;

                  NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree, effective as of the Effective Date, as defined below, as follows:

                  1. Defined Terms. Initially capitalized terms used and not otherwise defined herein shall have their respective meanings as defined in the Credit Agreement.
                  2. Amendment of Section 1.35. Section 1.35 of the Credit Agreement is amended in its entirety to read as follows:

                  "1.35 'Factored Accounts' shall mean all Notification Accounts and all
         Non-Notification Accounts.

                  3.       Addition of Sections 1.62A and 1.62B.
 Section 1.62A and Section 1.62B are added to the Credit Agreement as follows:

                  "1.62A 'Non-Notification Accounts' shall mean Accounts of Borrower arising from sales through its Fashion Shirt Group division and Salant Accessories division."

                  "1.62B 'Notification Accounts' shall mean Accounts of Borrower arising from sales through its Made in the Shade/West Dallas division."

                  4.       Amendment of Section 3.6(c).  The first sentence of
                           Section 3.6(c) of the Credit
                           Agreement is amended in its entirety to read as follows:

                  "(c) Each invoice of Borrower evidencing a Notification Account shall bear a notice that such Account has been assigned to, is owned by, and is payable to Lender in United States Dollars; no invoice of Borrower evidencing a Non-Notification Account shall be required to bear such a notice."

                  5. Amendment of Section 3.6(d). Section 3.6(d) of the Credit Agreement is amended in its entirety to read as follows:

                  "(d) Lender shall purchase the Factored Accounts at the gross amount of the respective invoices therefor, less any trade and cash discounts (based on the longest or shortest terms allowable to Borrower's customers, as Lender elects), and less credits and allowances ("Net Sales"). Net Sales factored with Lender each month shall be posted to Borrower's account (i) in respect of Notification Accounts, as of the date Lender receives confirmatory assignment schedules thereof, and (ii) in respect of Non-Notification Accounts, when and as Lender receives from Borrower accountings of Borrower's sales in respect of Non-Notification Accounts as hereinafter provided for in this Section 3.6(d). Until otherwise requested by Lender, Borrower agrees to furnish to Lender the following information and reports with respect to Non-Notification Accounts. Borrower shall provide Lender with a confirmatory assignment schedule of assigned Non-Notification Accounts on a daily basis in respect of the preceding day's sales, which confirmatory assignment schedule shall be in the form attached as Exhibit N. Within five (5) business days after the end of each month, Borrower shall render to Lender an accounting of all of Borrower's sales in respect of Non-Notification Accounts for such month, showing gross sales and Net Sales and an aged accounts receivable trial balance as of the close of such month, including the names and addresses of all Account Debtors obligated on such Non-Notification Accounts. All checks and other amounts received by Lender in respect of Notification Accounts in the form of remittances which are not immediately available will be credited to Borrower's account three (3) business days after such remittances have been received. All amounts received by Lender in respect of Non-Notification Accounts shall be credited to Borrower's account as provided for in
         Section 9.1(b) hereof. Borrower agrees to submit to Lender written requests for adjustment of past due Non-Notification Accounts at Lender's Credit Risk asking Lender to mature invoices evidencing such Accounts no later than ninety (90) days after the longest maturity date of such invoices. The Net Sales amount of (x) any Non-Notification
         Account with respect to which Borrower has duly made such a written request, and (y) any Notification Account, shipped, in each case, at Lender's Credit Risk, which remains unpaid due solely to Credit Risk, will be credited to Borrower's account:

                  (i) as of the date of the Factored Account's longest maturity, if such customer: makes an assignment for the benefit of creditors; files or has filed against it a petition under any bankruptcy or insolvency act; calls a meeting of its creditors; institutes any proceeding to compromise or adjust its debts; or if any proceeding is instituted by or against such customer for relief under any state or federal bankruptcy or insolvency law; or if a receiver or trustee is appointed for the customer; or

                  (ii) if requested by Borrower and if agreed to by Lender in the exercise of its discretion, as of the 90th day following the Factored Account's maturity date, if such Factored Account remains unpaid as of said date without the happening of any of the events specified in clause (i) hereinabove.

As to all such Non-Notification Accounts which Lender is maturing, Borrower shall, together with its request that such Accounts be matured, furnish Lender with true copies of the invoices therefor, the original proofs of delivery, a written report of the efforts made by Borrower to effect collection thereof, and confirmation of Borrower's prior notification to Lender pursuant to Section 3.6(e) hereof of a collectability problem. Should it subsequently be determined that any such Factored Account credited to Borrower's account pursuant to this
Section 3.6(d) remained unpaid due to any reason other than Credit Risk, Lender shall have the right to reverse the credit, and debit Borrower's account accordingly."

                  6. Amendment of Section 3.6(h). Section 3.6(h) of the Credit Agreement is amended in its entirety to read as follows:

                  "(h) For providing factoring services hereunder, Borrower shall pay to Lender a factoring commission on the Factored Accounts created in each calendar month during the term of this Agreement in the amount of (i) with respect to Notification Accounts sixty hundredths of one percent (.60%) of the gross face amount of such Notification Accounts, less trade and cash discounts thereon, and (ii) with respect to Non-Notification Accounts, twenty hundredths of one percent (.20%) of the gross face amount of such Non-Notification Accounts, less trade and cash discounts thereon. Factoring commissions with respect to any calendar month shall be due and payable by Borrower and shall be charged to Borrower's account on each day that sales are assigned to Lender."

                  7. Amendment of Section 3.6(i). Section 3.6(i) of the Credit Agreement is amended in its entirety to read as follows:

                  "(i) Borrower shall sell and assign to Lender in each calendar year Non-Notification Accounts in an aggregate gross face amount of not less than $100,000,000, pro rated, however, in respect of the 1996 calendar year for the period June 1, 1996 through and including December 31, 1996. If in any calendar year the aggregate gross face amount of Non-Notification Accounts actually sold and assigned to Lender is less than $100,000,000, then an amount equal to ten hundredths of one percent (.10%) of the amount of such deficiency shall be charged to Borrower's account after the end of such calendar year. In the event this Agreement is terminated by Borrower or Lender pursuant to Section 10.1(b) hereof before the end of any calendar year, then, and in such event, Borrower's obligation to Lender under this
         Section 3.6(i) shall be pro-rated based upon the period of time which has elapsed from the beginning of such calendar year to the effective date of termination of this Agreement."

                  8. Amendment of Section 3.6(k). Section 3.6(k) of the Credit Agreement is hereby amended
                           ---------------------------
          in its entirety to read as follows:

                  "(k)  If  pursuant  to  Section   10.1(b)   hereof,   Borrower
         terminates this Agreement on March 31, 1997, then Borrower shall continue to factor the Non-Notification Accounts with Lender through September 30, 1998 on the same terms as are contained in this Agreement."

                  9. Addition of Section 3.6(l). Section 3.6(l) is added to the Credit Agreement as follows:

                  "(l) Notwithstanding anything to the contrary contained in this Agreement, Borrower shall incur in each calendar year the first $100,000 of credit losses (as hereinafter defined) in respect of Non-Notification Accounts for which Lender has the Credit Risk. As used herein, "credit losses" in each calendar year means the aggregate amount of Non-Notification Accounts for which Lender has the Credit Risk which are unpaid in each calendar year due to Credit Risk."

                  10. Amendment of Section 9.1(a). Section 9.1(a) of the Credit Agreement is hereby amended
                           ---------------------------
         in its entirety to read as follows:

                  "(a) All invoices relating to Non-Notification Accounts and Non-Factored Accounts shall indicate that remittances with respect thereto are to be made to: SALANT CORPORATION, P.O. BOX 4076, CHURCH STREET STATION, NEW YORK, NEW YORK 10261-4076, a lock box opened by Lender pursuant to a Lock Box Deposit Service Agreement dated June 25, 1990 with Manufacturers Hanover Trust Company, immediate predecessor-in-interest to Chemical Bank, (the "Lock Box Agreement"). All such remittances shall be deposited in Lender's account with Chemical Bank pursuant to the Lock Box Agreement (the "CIT Account")."

                  11. Amendment of Section 9.1(b). The first three sentences of Section 9.1(b) of the Credit Agreement are amended in their entirety to read as follows:

                  "(b) Any checks or other forms of remittance which may be received directly by Borrower in respect of the Non-Notification Accounts, the Non-Factored Accounts and other Collateral shall not be commingled with Borrower's property, but shall be segregated, held by Borrower in trust for Lender as Lender's exclusive property and immediately deposited by Borrower, in the identical form received, with proper endorsements, into such account or accounts as Lender may designate from time to time. All amounts received by Lender in respect of Non-Notification Accounts, Non-Factored Accounts or other Collateral in immediately available funds will be credited to any account or accounts maintained by Lender pursuant to this Agreement after adding one (1) business day. All amounts received by Lender in respect of Non-Notification Accounts, Non-Factored Accounts or other Collateral in remittances which are not immediately available, will be credited to any account or accounts maintained by Lender pursuant to this Agreement one (1) business day after such remittances have been collected."

                  12. Amendment of clauses (d) and (e) of Section 9.5. Clauses (d) and (e) of Section 9.5 of the Credit Agreement are amended in their entirety to read as follows:

                  "...(d)   with  respect  to   Non-Notification   Accounts  and
         Non-Factored Accounts, on or after the occurrence of an Event of Default, or an event which with notice, passage of time or both would constitute an Event of Default, to notify Account Debtors to make payment directly to Lender; (e) (i) with respect to Non-Notification Accounts, at any time after the earlier of (A) sixty (60) days after the respective due dates thereof and (B) the occurrence of an Event of Default or an event which with notice of passage of time or both would constitute an Event of Default, and (ii) with respect to Non-Factored Accounts, on or after the occurrence of an Event of Default, or an event which with notice, passage of time or both would constitute an Event of Default, to take or bring, in the name of Lender or Borrower, all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of the Non-Notification Accounts, the Non-Factored Accounts or the other Collateral, as the case may be;..."

                  13. Additional Exhibit. The attached "Salant Accounts Receivable Schedule" is hereby added to the Credit Agreement as "Exhibit N" thereto

                  14. Representations and Warranties. Borrower hereby represents and warrants to Lender that the representations and warranties set forth in
Section 6 of the Credit Agreement are true on and as of the date hereof as if made on and as of the date hereof after giving effect to this Amendment, except to the extent any such representation or warranty expressly relates to a prior date, and breach of any of the representations and warranties made in this paragraph 13 shall constitute an Event of Default under Section 8.1(b) or 8.1(c) of the Credit Agreement, as applicable. Borrower further represents and warrants that, after giving effect to this Amendment, no Event of Default or event which, with the lapse of time or the giving of notice or both, would become an Event of Default has occurred and is continuing.

                  15. Effectiveness. This Amendment shall become effective on the date (the "Effective
Date") Lender shall have received each of the following:

                                    a.      The written consent of all
 Participants to the execution and delivery of this Amendment by Lender.

                                    b.      Counterparts of this Amendment,
duly executed and delivered by Borrower and Lender.

                                    c.      A duly executed copy of the Consent
of Guarantors substantially in the form of Exhibit A hereto.

                  16. Continuing Effect of Credit Agreement. This Amendment shall not constitute a waiver or amendment of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as a consent to any further or future action on the part of Borrower that would require consent of Lender. Except as expressly amended, the provisions of the Credit Agreement are and shall remain in full force and effect.

                  17. Counterparts. This Amendment may be executed in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  18. Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                        THE CIT GROUP/COMMERCIAL
                                                 SERVICES, INC.

                                                       By:
                                     Title:

                                       SALANT CORPORATION

                                     By:
                                     Title:

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                                    EXHIBIT A

                              CONSENT OF GUARANTORS

                  Each of the undersigned, CLANTEXPORT, INC., DENTON MILLS, INC., FROST BROS. ENTERPRISES, INC., SLT SOURCING, INC., each a Guarantor under its respective Guarantee, each dated as of September 20, 1993, and SALANT CANADA INC. and J.J. FARMER CLOTHING INC., each a guarantor under its respective
Guaranty (Unlimited Liability), each dated as of September 20, 1994 (individually, in the case of each of the foregoing Guarantors, its
"Guarantee"), made in favor of the CIT Group/Commercial Services, Inc. ("Lender"), pursuant to the Credit Agreement as defined in the Eighth Amendment to Credit Agreement, dated as of June 1, 1996 between Lender and Salant Corporation (the "Amendment"), to which this Consent is attached, hereby consents to the Amendment and the matters contemplated thereby, and hereby confirms and agrees that its Guarantee is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of the Amendment, each reference in its Guarantee to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Amendment.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Consent of Guarantors to be duly executed and delivered by its authorized officer as of the 1st day of June, 1996.

CLANTEXPORT, INC.                           FROST BROS. ENTERPRISES, INC.

By:                                     By:

Title:                                  Title:

DENTON MILLS, INC.                      SLT SOURCING, INC.

By:                                     By:

Title:                                 Title:

VERA LICENSING, INC.                                 SALANT CANADA INC.

By:                                                  By:

Title:                                               Title:

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J.J. FARMER CLOTHING, INC.

By:

Title: